Exhibit 99.1

Health Insurance Innovations, Inc., Announces Acquisition of Contract Rights from TSG Agency, LLC

Ivan Spinner, Founder and Owner of TSG Agency, LLC, Appointed Vice President of Sales at HII

TAMPA, Fla., March 14, 2013 (GLOBE NEWSWIRE) – Health Plan Innovations, Inc. (“HII” or the “Company”) (NASDAQ:HIIQ), today announced the purchase of its contract rights with TSG Agency, LLC. (“TSG”) and certain other assets for an aggregate cash purchase price of $5.5 million. HII expects to incur approximately $0.3 million of costs related to the transaction. Ivan Spinner, founder and owner of TSG Agency, LLC, a managing general agent of HII, will join HII as an employee.

“This is an important milestone for HII as we expand our team and capabilities,” said Michael Kosloske, president and chief executive officer of HII. “Aligned with HII’s customer-focused objectives, TSG represents a carefully selected group of financially strong, reputable insurance companies, bringing its clients the best coverage at the most competitive price. Ivan Spinner brings a wealth of experience to HII for the recruitment of new and experienced agents with the skills and knowledge to produce health, life and annuities online.”

Due to the structure of the transaction, the full amount will be expensed in the first quarter of 2013 under generally accepted accounting principles, which HII believes will result in a net loss for the quarter. HII expects the transaction to reduce third party commissions otherwise payable to TSG on a quarterly basis beginning in the second quarter of 2013 and forward, which will result in positive bottom line impact.

About TSG Agency, LLC

TSG Insurance Agency is an independent agent free to choose the best carrier for its customers’ insurance needs. TSG provides agents and consumers top rated health and life carriers across the U.S. TSG will also provide a number of other key products for the agents to be successful such as dental, RX, limited medical plans, short term medical, travel insurance and Critical Illness coverage to fit all of its customers’ needs. Additional information about TSG can be found at www.tsgagency.com.

About Health Insurance Innovations, Inc.

Headquartered in Tampa, Florida, Health Insurance Innovations, Inc. is a leading developer and administrator of affordable, cloud-based, individual health insurance plans and ancillary products. We are an industry leader in the sale of 12-month short-term medical insurance plans, which provide an economical alternative to Individual Major Medical plans, while offering similar benefits. Our highly- scalable, proprietary, cloud-based technology platform allows for mass distribution of and online enrollment in our large and diverse portfolio of affordable health insurance offerings, providing customers immediate access to our products through our distribution partners. Anywhere. Anytime. Additional information about HII can be found at www.hiiquote.com. The reference to our website is not intended to incorporate our website into this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, changes and developments in the United States health insurance system and laws, the ability to maintain and enhance our name recognition and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in HII’s most recent S-1/A filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on the statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(877) 376 5831 ext.313

mhershberger@hiiquote.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

(212) 966 3650

susan@sanoonan.com

Media Contact:

Andreas Marathovouniotis

Russo Partners, LLC

(212) 845-4235

andreas.marathis@russopartnersllc.com